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                                                                    Exhibit 10.1


            FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

                  This FOURTH AMENDMENT ("Amendment") dated as of June 30, 1999 by and between FIRST UNION NATIONAL BANK (the "Bank") and ANADIGICS, INC. (the "Borrower") to that certain Amended and Restated Loan Agreement dated as of January 25, 1996 between the Borrower and the Bank, as amended by the First Amendment thereto dated as of December 23, 1996 (the "First Amendment"), the Second Amendment dated as of July, 1997 (the "Second Amendment") and the Third Amendment dated as of December 30, 1998 (the "Third Amendment") (the Amended and Restated Loan Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and this Amendment is collectively referred to herein as the "Loan Agreement").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the term loan facility maintained pursuant to the Loan Agreement be amended; and

                  WHEREAS, the Bank has agreed to the request of the Borrower on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

1.       DEFINED TERMS, EFFECT OF AMENDMENT.

                  (a) All capitalized terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.

                  (b) This Amendment is an amendment to the Loan Agreement. Unless the context of this Amendment otherwise requires, the Loan Agreement and this Amendment shall read together and shall have effect as if the provisions of the Loan Agreement and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Loan Agreement to the "Loan Agreement", "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and all references in the Notes and the other Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.


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                  2.    AMENDMENTS TO LOAN AGREEMENT.

                  (a) The definition of Term Loan Availability Expiration Date set forth in ARTICLE I of the Loan Agreement is hereby amended to read as follows:

                  "Term Loan Availability Expiration Date shall mean July 1, 2001."

                  (b) Section 2.1(f) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  (f) COMMITMENT FEE. In addition to the interest payable by the Borrower to the Bank in respect of the Term Loans, the Borrower shall pay to the Bank an annual commitment fee in an amount equal to one-quarter of one percent (0.250%) of the daily unused portion of the Term Loan Commitment. Such commitment fee shall be payable by the Borrower to the Bank quarterly in arrears during the period commencing on the Closing Date and ending on the Term Loan Availability Expiration Date."

                  3. FULL FORCE AND EFFECT. Except as expressly modified by this Amendment, all of the terms and conditions of the Loan Agreement shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof. This Amendment is limited as written and shall not be deemed
(i) to be an amendment of or consent under or waiver of any other term or condition of the Loan Agreement or (ii) to prejudice any right or rights which the Bank now has or may have in the future or in connection with the Loan Agreement or such other agreements.

                  4. SECURITY INTERESTS. It is agreed and confirmed that after giving effect to this Amendment, the security interests granted by the Borrower pursuant to the Security Agreement secure, inter alia, the payment of the obligations arising under the Loan Agreement, as amended by this Amendment.

                  5. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Amendment, the Borrower makes the following representations and warranties to the Bank, which shall survive the execution and delivery hereof:

                  (a) The execution and delivery of this Amendment has been authorized by all necessary corporate action on its part, this Amendment has been duly executed and delivered by it, and this Amendment and the Loan Agreement, as amended hereby, constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, moratorium laws from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);


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                                       -3-

                  (b) No Event of Default has occurred and is continuing under the loan Agreement, and no event has occurred which, with notice, lapse of time or both, would constitute such an Event of Default; and

                  (c) The representations and warranties set forth in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof in all material respects.

                  6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement.

                  7. GOVERNING LAW. This Amendment, including the validity thereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.

                  8. CONDITIONS PRECEDENT. This Amendment shall not be effective until (i) the Bank shall received counterparts of this Amendment, duly executed by each of the parties hereto, and (ii) the Borrower shall have paid all reasonable costs and expenses of the Bank, including, without limitation, the reasonable legal fees and expenses incurred by the Bank in connection with the preparation, negotiation, execution and delivery and review of this Amendment.

                  IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

ATTEST                                        ANADIGICS, INC.

By:  /s/ ANN MARIE BOLLIN                     By:  /s/ ANDREW P. SAVADELIS
    ----------------------------------           -------------------------------
      Name:   Ann Marie Bollin                      Name:   Andrew P. Savadelis
      Title:  Administrative Assistant               Title: Treasurer

                                              FIRST UNTIONS NATIONL BANK



                                              By:  /s/ RICHARD F. NEUMAN
                                                  ------------------------------
                                                    Name:  Richard F. Neuman
                                                    Title: Senior Vice President